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                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549





                                    FORM 8-K

                                 CURRENT REPORT

     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934




         Date of Report (Date of earliest event reported): June 27,2001




                              VERDANT BRANDS, INC.
             (Exact name of registrant as specified in its charter)


        MINNESOTA                     0-26507                  41-0848688
(State or other jurisdiction        (Commission              (IRS Employer
     of incorporation)              File Number)          Identification No.)


       9100 W. Bloomington Frwy-Ste 113, Bloomington, Minnesota 55431-2543
                    (Address of principal executive offices)


       Registrant"s telephone number, including area code: (952) 887-0039

                                       N/A
          (Former name or former address, if changed since last report)
             9555 James Ave So. Ste 200, Bloomington, MN 55431-2543




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Item 5.  Other Events.

         On June 27, 2001, Verdant Brands, Inc announced the expected sale of Consep, the remaining operating subsidiary of Verdant Brands, Inc. for the benefit of Consep's creditors in an auction to be held July 17, 2001. The press release issued in connection with the sale of Consep is filed as Exhibit 99.1 to this Form 8-K and its contents are incorporated herein by reference.

         On August 7, 2001, Verdant Brands, Inc. announced the completion of the Consep sale and the Company's decision to wind up the affairs of the Company and to discontinue all operations. All proceeds received from the sale of the Company's business units have been applied against secured debt and operating expenses, with no cash available for distribution to unsecured creditors or shareholders of Verdant Brands, Inc. or its affiliated subsidiaries. The press release issued in connection with the Company's discontinuance of operations is filed as Exhibit 99.2 to this Form 8-K and it contents are incorporated herein by reference.


Item 7.  Exhibits.

         99.1      Press Release, dated June 27, 2001.

         99.2      Press Release, dated August 27, 2001


                                    SIGNATURE

                  Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                          VERDANT BRANDS, INC.

                                          By: /s/ H. Michael Blair
                                             -----------------------------------
                                             H. Michael Blair
                                             Chief Financial Officer

Date: September 27, 2001



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                                  EXHIBIT INDEX


EXHIBIT
NUMBER    DESCRIPTION
-------   -----------

 99.1     Press Release, dated June 27, 2001.

 99.2     Press Release, dated August 7, 2001
